AMENDMENTS
                                       TO
                            CHAPARRAL RESOURCES, INC.
                             1989 STOCK WARRANT PLAN


               RESOLVED, that Section 6(g) of the Company's 1989 Stock Warrant Plan (the "Plan") is hereby amended to provide that upon termination of employment by a Warrant Holder who is not a director of the Company, the Board of Directors shall have the option, in its sole discretion, to extend the expiration date of any Warrant previously granted to a Warrant Holder for a period of up to nine (9) months following the date of termination of the Warrant Holder's employment with the Company.

               RESOLVED, that Section 8 of the Company's 1989 Stock Warrant Plan (the "Plan") is hereby amended to provide that a Warrant granted under the Plan may be assigned by a Warrant Holder to a Warrant Holder's family member or to a charitable trust created by the Warrant Holder. For purposes of this Section and the Plan, the term family member means a parent, child, grandparent or spouse.